As filed with the Securities and Exchange Commission on August 16, 2002                    Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHANET SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	22-2554535 (I.R.S. Employer Identification No.)

7 RIDGEDALE AVENUE
CEDAR KNOLLS, NEW JERSEY 07927
(Address, including Zip Code, of Principal Executive Offices)

ALPHANET SOLUTIONS, INC. 1995 STOCK PLAN
(Full Title of the Plan)

RICHARD G. ERICKSON
PRESIDENT and CHIEF EXECUTIVE OFFICER
ALPHANET SOLUTIONS, INC.
7 RIDGEDALE AVENUE
CEDAR KNOLLS, NEW JERSEY 07927
(973) 267-0088
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

_________________

With a copy to:
JOSEPH LUNIN
PITNEY, HARDIN, KIPP & SZUCH LLP
P.O. BOX 1945
MORRISTOWN, NEW JERSEY 07962
(973) 966-6300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares, $0.01 Par Value	500,000	$1.20	$600,000	$55.20

(1)	Does not include 747,100 common shares that may be issued pursuant to the 1995 Stock Plan (the “Plan”), that were previously registered under the Company’s Registration Statement on Form S-8, filed on January 31, 1997 (No. 333-20851) and 252,900 common shares that may be issued pursuant to the Plan, that were previously registered under the Company’s Registration Statement on Form S-8, filed on September 3, 1999 (No. 333-86521).

(2)	In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to an indeterminate number of common shares that may be issued pursuant to anti-dilution provisions contained in the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h)(1) and Rule 457(c) based on the average high and low prices of the Registrant’s common shares as reported on the NASDAQ National Market on August 12, 2002.

REGISTRATION STATEMENT
FOR ADDITIONAL SECURITIES
ON FORM S-8

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 common shares that may be issued under the 1995 Stock Plan (the “Plan”) as a result of an increase in the number of shares that may be offered under the Plan. The Company previously registered 747,100 common shares that may be issued under the Plan under Registration Statement on Form S-8 filed on January 31, 1997 (No. 333-20851) and 252,900 common shares that may be issued under the Plan under Registration Statement on Form S-8 filed on September 3, 1999 (No. 333-86521). Registration Statement on Form S-8 filed on January 31, 1997 (No. 333-20851) and Registration Statement on Form S-8 filed on September 3, 1999 (No. 333-86521) are incorporated by reference herein pursuant to General Instruction E to Form S-8.

Item 3. Incorporation of Documents by Reference.

     In addition to the documents described above that were filed by the Company with the Commission and are incorporated by reference herein pursuant to General Instruction E to Form S-8, the following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 27, 2002.

2.	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Company since the end of the fiscal year covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedar Knolls, New Jersey, on this 16th day of August, 2002.

ALPHANET SOLUTIONS, INC. By: WILLIAM S. MEDVE —————————————— William S. Medve Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Richard G. Erickson and William S. Medve, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

RICHARD G. ERICKSON ———————————————————— Richard G. Erickson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 16, 2002

WILLIAM S. MEDVE ———————————————————— William S. Medve	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer and Principal Financial Officer)	August 16, 2002

STAN GANG ———————————————————— Stan Gang	Chairman of the Board of Directors	August 16, 2002

MICHAEL GANG ———————————————————— Michael Gang	Director	August 16, 2002

IRA COHEN ———————————————————— Ira Cohen	Director	August 16, 2002

THOMAS F. DORAZIO ———————————————————— Thomas F. Dorazio	Director	August 16, 2002

DOREEN A. WRIGHT ———————————————————— Doreen A. Wright	Director	August 16, 2002

BARRY M. GOLDSMITH ———————————————————— Barry M. Goldsmith	Director	August 16, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	1995 Stock Plan.

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto).

24	Power of Attorney (included on signature page hereto).